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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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    Rule 14a-6(e)(2))
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[X] Soliciting Material Pursuant to sec.240.14a-12

                                 WELLMAN, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING TEXT APPEARED ON THE WELLMAN, INC. INTRANET, WHICH IS AVAILABLE TO
EMPLOYEES OF WELLMAN, INC.




     As all of you know by now, Wellman is in the process of selling a large offering of convertible preferred stock to Warburg Pincus. You should have received the proxy describing this investment as well as the proxy cards you use to cast your vote. The proxy is complicated but attempts to explain all the important features of the investment. This is a complex deal with significant importance for the company and for you as a shareholder of Wellman, so I urge you to read the documents carefully before voting.

     To try to make the issues more understandable, Keith Phillips and I will be meeting with various senior managers on June 13 and 16 to explain why we believe this transaction is beneficial for Wellman and its shareholders and to explain the specific terms of the investment. We will ask these managers to have meetings within their organizations to pass on this information so that everyone will be well informed on the issues.

     The actual special shareholders meeting will be on June 26. We ask that you vote for the proposal before the meeting.



                                                              Tom Duff